Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP REPORTS THIRD QUARTER FISCAL 2022 RESULTS

IMPROVING MARGINS & CASH FLOW

BERWYN, Pa. – February 9, 2022 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its third quarter fiscal year 2022, which ended December 31, 2021.

Third Quarter Fiscal 2022

•
Net sales of $319.2 million
•
Operating income of $28.2 million with operating margin of 9%; adjusted operating income of $32.8 million with adjusted operating margin of 10%
•
Net income of $7.2 million, or $0.11 per diluted share; adjusted net income of $13.8 million, or $0.21 per diluted share
•
Cash flow provided by operations of $15.5 million; free cash flow of $7.2 million

Full-Year Fiscal 2022 Guidance

•
Net sales of approximately $1.5 billion
•
GAAP earnings per diluted share of between ($0.10) - $0.00
•
Adjusted earnings per diluted share of between $0.80 - $0.90
•
Cash flow used in operations of approximately $125.0 million and free cash use of approximately $150.0 million

“Triumph's third quarter results are in line with our expectations and reflect year over year improvement,” stated Daniel J. Crowley, Triumph’s chairman, president and chief executive officer. “Our increased margins and cash flow were enabled by strengthening operational performance which helped to offset the short-term deferral of 787 sales. Triumph's broad portfolio gives us a competitive advantage, and the expected recovery in commercial narrow body production rates will drive top line growth.”

Mr. Crowley continued, “We secured over $2.0 billion in new contracts this fiscal year and completed two important portfolio milestones: the exit of our last 747-8 production facility and the announced sale of our Stuart, Florida operation. Winning new IP-based business and exiting build-to-print structures are at the core of our path to value and set the stage for enhanced value creation."

Third Quarter Fiscal 2022 Overview

Excluding divestitures and sunsetting programs, sales for the third quarter of fiscal year 2022 were down 5% organically from the prior year period due to declines in commercial widebody production and deferrals of military

OEM orders and maintenance, repair and overhaul work, partially offset by increases in commercial narrow body production.

Third quarter operating income of $28.2 million includes $4.6 million of restructuring costs related to our structures facility exits. Net income for the third quarter of fiscal year 2022 was $7.2 million, or $0.11 per diluted share. On an adjusted basis, net income was $13.8 million, or $0.21 per diluted share.

Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	EPS
Income from Continuing Operations - GAAP	$8.3	$7.2	$0.11
Restructuring costs (cash)	4.6	4.6	0.07
Debt extinguishment loss	1.9	1.9	0.03
Adjusted Income from Continuing Operations - non-GAAP *	$14.8	$13.8	$0.21

* Differences due to rounding

The number of shares used in computing diluted earnings per share for the third quarter of 2022 was 65.1 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.95 billion, up 4% year to date, primarily on commercial narrow body platforms.

For the third quarter of fiscal year 2022, cash flow provided by operations was $15.5 million.

Outlook

Based on anticipated aircraft production rates and excluding the impacts of any potential divestitures, the Company expects net sales for fiscal year 2022 will be approximately $1.5 billion.

The Company is updating its expected GAAP fiscal year 2022 earnings per diluted share of ($0.10) to $0.00 and expects adjusted earnings per diluted share to $0.80 to $0.90.

The Company expects fiscal year 2022 cash used in operations of approximately $125.0 million and free cash use of approximately $150.0 million.

The Company's current outlook reflects adjustments detailed in the attached tables and excludes the impacts of any potential future divestitures.

Conference Call

Triumph will hold a conference call February 9th, at 8:30 a.m. (ET) to discuss the third quarter of fiscal year 2022 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from February 9th to February 16th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #6195355.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF OPERATIONS	2021	2020	2021	2020
Net sales	$319,249	$425,994	$1,073,291	$1,402,886
Cost of sales (excluding depreciation shown below)	232,328	340,753	788,341	1,116,668
Selling, general & administrative	42,416	48,747	152,775	162,189
Depreciation & amortization	11,659	22,119	40,035	72,819
Impairment of long-lived assets	—	—	—	252,382
Restructuring costs	4,649	4,071	13,031	32,747
Loss on sale of assets and businesses, net	—	45,273	13,629	46,020
Operating income (loss)	28,197	(34,969)	65,480	(279,939)
Interest expense and other, net	32,319	44,881	105,060	132,344
Debt extinguishment loss	1,935	—	11,624	—
Non-service defined benefit income	(14,400)	(12,432)	(23,127)	(37,275)
Income tax expense	1,105	698	4,106	2,383
Net income (loss)	$7,238	$(68,116)	$(32,183)	$(377,391)
Loss per share - basic:
Net loss	$0.11	$(1.30)	$(0.50)	$(7.24)
Weighted average common shares outstanding - basic	64,621	52,488	64,486	52,126
Loss per share - diluted:
Net loss	$0.11	$(1.30)	$(0.50)	$(7.24)
Weighted average common shares outstanding - diluted	65,096	52,488	64,486	52,126

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited December 31, 2021	Audited March 31, 2021
Assets
Cash and cash equivalents	$206,139	$589,882
Accounts receivable, net	158,871	194,066
Contract assets	150,755	134,638
Inventory, net	394,532	400,366
Prepaid and other current assets	14,922	19,206
Assets held for sale	3,029	216,276
Current assets	928,248	1,554,434
Property and equipment, net	178,663	211,369
Goodwill	515,773	521,638
Intangible assets, net	87,679	102,453
Other, net	42,176	61,041
Total assets	$1,752,539	$2,450,935
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,534	$5,247
Accounts payable	168,894	179,473
Contract liabilities	160,982	204,379
Accrued expenses	229,750	271,160
Liabilities related to assets held for sale	—	58,108
Current liabilities	563,160	718,367
Long-term debt, less current portion	1,584,989	1,952,296
Accrued pension and post-retirement benefits, noncurrent	322,874	384,256
Deferred income taxes, noncurrent	7,426	7,491
Other noncurrent liabilities	86,128	207,378
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 64,613,402 and 64,488,674 shares issued	65	64
Capital in excess of par value	970,787	978,272
Treasury stock, at cost, 170 and 303,673 shares	(10)	(12,606)
Accumulated other comprehensive loss	(496,306)	(530,192)
Accumulated deficit	(1,286,574)	(1,254,391)
Total stockholders' deficit	(812,038)	(818,853)
Total liabilities and stockholders' deficit	$1,752,539	$2,450,935

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Nine Months Ended December 31,
	2021	2020
Operating Activities
Net loss	$(32,183)	$(377,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,035	72,819
Impairment of long-lived assets	—	252,382
Amortization of acquired contract liability	(3,645)	(35,017)
Loss on sale of assets and businesses	13,629	46,020
Curtailments, settlements, and special termination benefits loss, net	20,046	—
Other amortization included in interest expense	7,502	21,912
Provision for credit losses	247	4,890
Share-based compensation	7,664	9,086
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	30,060	169,744
Contract assets	(7,538)	55,170
Inventories	(5,165)	(2,152)
Prepaid expenses and other current assets	3,716	1,041
Accounts payable, accrued expenses, and contract liabilities	(201,476)	(375,967)
Accrued pension and other postretirement benefits	(42,195)	(36,838)
Other, net	(678)	(1,570)
Net cash used in operating activities	(169,981)	(195,871)
Investing Activities
Capital expenditures	(15,817)	(18,988)
Proceeds from sale of assets and businesses	220,550	2,380
Investment in joint venture	(2,101)	—
Purchase of facility related to divested businesses	(21,550)	—
Net cash provided by (used in) investing activities	181,082	(16,608)
Financing Activities
Net decrease in revolving credit facility	—	(400,000)
Proceeds from issuance of long-term debt	107	713,900
Retirement of debt and finance lease obligations	(379,021)	(95,439)
Payment of deferred financing costs	(400)	(20,215)
Premium on redemption of First Lien Notes	(9,108)	—
Repurchase of shares for share-based compensation minimum tax obligation	(3,135)	(552)
Net cash (used in) provided by financing activities	(391,557)	197,694
Effect of exchange rate changes on cash	(3,287)	6,598
Net change in cash and cash equivalents	(383,743)	(8,187)
Cash and cash equivalents at beginning of period	589,882	485,463
Cash and cash equivalents at end of period	$206,139	$477,276

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SEGMENT DATA	2021	2020	2021	2020
Net sales:
Systems & Support	$236,281	$264,120	$743,475	$758,178
Aerospace Structures	82,968	162,410	329,863	649,065
Elimination of intersegment sales	—	(536)	(47)	(4,357)
	$319,249	$425,994	$1,073,291	$1,402,886
Operating income (loss):
Systems & Support	$40,567	$19,010	$114,213	$74,033
Aerospace Structures	(3,512)	4,445	11,316	(254,187)
Corporate	(6,266)	(54,745)	(52,385)	(90,699)
Share-based compensation expense	(2,592)	(3,679)	(7,664)	(9,086)
	$28,197	$(34,969)	$65,480	$(279,939)
Operating margin %
Systems & Support	17.2%	7.2%	15.4%	9.8%
Aerospace Structures	(4.2%)	2.7%	3.4%	(39.2%)
Consolidated	8.8%	(8.2%)	6.1%	(20.0%)

Depreciation and amortization^:
Systems & Support	$7,821	$8,353	$24,765	$24,830
Aerospace Structures	3,105	12,777	12,678	297,719
Corporate	733	989	2,592	2,652
	$11,659	$22,119	$40,035	$325,201
Amortization of acquired contract liabilities:
Systems & Support	$(938)	$(4,306)	$(3,633)	$(11,569)
Aerospace Structures	—	(2,561)	(12)	(23,448)
	$(938)	$(6,867)	$(3,645)	$(35,017)
Capital expenditures:
Systems & Support	$7,984	$2,308	$11,741	$11,819
Aerospace Structures	348	3,718	3,558	6,368
Corporate	4	158	518	801
	$8,336	$6,184	$15,817	$18,988
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 25 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, share-based compensation and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07 and certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of tradenames, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure,
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2021	2020	2021	2020
Net income (loss)	$7,238	$(68,116)	$(32,183)	$(377,391)
Add-back:
Income tax expense	1,105	698	4,106	2,383
Interest expense and other, net	32,319	44,881	105,060	132,344
Debt extinguishment loss	1,935	—	11,624	—
Pension charges	—	—	20,046	—
Loss on sale of assets and businesses, net	—	45,273	13,629	46,020
Impairment of rotable inventory	—	23,689	—	23,689
Amortization of acquired contract liabilities	(938)	(6,867)	(3,645)	(35,017)
Depreciation and amortization^	11,659	22,119	40,035	325,201
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$53,318	$61,677	$158,672	$117,229
Non-service defined benefit income (excluding pension charges)	(14,400)	(12,432)	(43,173)	(37,275)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	38,918	49,245	115,499	79,954
Share-based compensation	2,592	3,679	7,664	9,086
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$41,510	$52,924	$123,163	$89,040
Net sales	$319,249	$425,994	$1,073,291	$1,402,886
Net income (loss) margin	2.3%	(16.0%)	(3.0%)	(26.9%)
Adjusted EBITDAP margin, as historically presented	12.2%	11.7%	10.8%	5.8%
Adjusted EBITDAP margin	13.0%	12.6%	11.5%	6.5%

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$7,238
Add-back:
Non-service defined benefit income	(14,400)
Income tax expense	1,105
Debt extinguishment loss	1,935
Interest expense and other, net	32,319
Operating income (loss)	$28,197	$40,567	$(3,512)	$(8,858)
Amortization of acquired contract liabilities	(938)	(938)	—	—
Depreciation and amortization	11,659	7,821	3,105	733
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	38,918	47,450	(407)	(8,125)
Share-based compensation	2,592	—	—	2,592
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$41,510	$47,450	$(407)	$(5,533)
Net sales	$319,249	$236,281	$82,968	$—
Adjusted EBITDAP margin, as historically presented	12.2%	20.2%	-0.5%	n/a
Adjusted EBITDAP margin	13.0%	20.2%	(0.5%)	n/a

	Nine Months Ended December 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(32,183)
Add-back:
Non-service defined benefit income	(23,127)
Income tax expense	4,106
Debt extinguishment loss	11,624
Interest expense and other, net	105,060
Operating income (loss)	$65,480	$114,213	$11,316	$(60,049)
Loss on sales of assets & businesses, net	13,629	—	—	13,629
Amortization of acquired contract liabilities	(3,645)	(3,633)	(12)	—
Depreciation and amortization	40,035	24,765	12,678	2,592
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	115,499	135,345	23,982	(43,828)
Share-based compensation	7,664	—	—	7,664
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$123,163	$135,345	$23,982	$(36,164)
Net sales	$1,073,291	$743,475	$329,863	$(47)
Adjusted EBITDAP margin, as historically presented	10.8%	18.3%	7.3%	n/a
Adjusted EBITDAP margin	11.5%	18.3%	7.3%	n/a

* Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(68,116)
Add-back:
Non-service defined benefit income	(12,432)
Income tax expense	698
Interest expense and other, net	44,881
Operating income (loss)	$(34,969)	$19,010	$4,445	$(58,424)
Loss on sales of assets & businesses, net	45,273	—	—	45,273
Impairment of rotable inventory	23,689	23,689	—	—
Amortization of acquired contract liabilities	(6,867)	(4,306)	(2,561)	—
Depreciation and amortization^	22,119	8,353	12,777	989
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	49,245	46,746	14,661	(12,162)
Share-based compensation	3,679	—	—	3,679
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$52,924	$46,746	$14,661	$(8,483)
Net sales	$425,994	$264,120	$162,410	$(536)
Adjusted EBITDAP margin, as historically presented	11.7%	18.0%	9.2%	n/a
Adjusted EBITDAP margin	12.6%	18.0%	9.2%	n/a

	Nine Months Ended December 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(377,391)
Add-back:
Non-service defined benefit income	(37,275)
Income tax expense	2,383
Interest expense and other, net	132,344
Operating (loss) income	$(279,939)	$74,033	$(254,187)	$(99,785)
Loss on sales of assets & businesses, net	46,020	—	—	46,020
Impairment of rotable inventory	23,689	23,689	—	—
Amortization of acquired contract liabilities	(35,017)	(11,569)	(23,448)	—
Depreciation and amortization^	325,201	24,830	297,719	2,652
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	79,954	110,983	20,084	(51,113)
Share-based compensation	9,086	—	—	9,086
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$89,040	$110,983	$20,084	$(42,027)
Net sales	$1,402,886	$758,178	$649,065	$(4,357)
Adjusted EBITDAP margin, as historically presented	5.8%	14.9%	3.2%	n/a
Adjusted EBITDAP margin	6.5%	14.9%	3.2%	n/a
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended December 31, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$8,343	$7,238	$0.11
Adjustments:
Restructuring costs	4,649	4,649	0.07
Debt extinguishment loss	1,935	1,935	0.03
Adjusted income from continuing operations - non-GAAP	$14,927	$13,822	$0.21

	Nine Months Ended December 31, 2021			Fiscal 2022 Guidance
	Pre-Tax	After-Tax	EPS
Loss from continuing operations - GAAP	$(28,077)	$(32,183)	$(0.50)	$(0.10) - $0.00
Adjustments:
Loss on sale of assets and businesses	13,629	13,629	0.21	0.21
Restructuring costs	13,031	13,031	0.20	0.20
Pension charges	20,046	20,046	0.31	0.31
Debt extinguishment loss	11,624	11,624	0.18	0.18
Adjusted income from continuing operations - non-GAAP	$30,253	$26,147	$0.40	$0.80 - $0.90

	Three Months Ended December 31, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(67,418)	$(68,116)	$(1.30)
Adjustments:
Loss on sale of assets and businesses, net	45,273	45,273	0.86
Impairment of rotable inventory	23,689	23,689	0.45
Restructuring costs	4,071	4,071	0.08
Adjusted loss from continuing operations - non-GAAP	$5,615	$4,917	$0.09

	Nine Months Ended December 31, 2020 (1)
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$(375,008)	$(377,391)	$(7.24)
Adjustments:
Impairment of long-lived assets	252,382	252,382	4.84
Loss on sale of assets and businesses, net	46,020	46,020	0.88
Restructuring costs	32,747	32,747	0.63
Impairment of rotable assets	23,689	23,689	0.45
Refinancing cost	15,305	15,305	0.29
Adjusted loss from continuing operations - non-GAAP*	$(4,865)	$(7,248)	$(0.14)
* Differences due to rounding

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Operating income (loss) - GAAP	$28,197	$(34,969)	$65,480	$(279,939)
Adjustments:
Loss on sale of assets and businesses, net	—	45,273	13,629	46,020
Impairment of long-lived assets	—	—	—	252,382
Impairment of rotable assets	—	23,689	—	23,689
Restructuring costs	4,649	4,071	13,031	32,747
Adjusted operating income - non-GAAP	$32,846	$38,064	$92,140	$74,899
Adjusted operating margin	10.3%	8.9%	8.6%	5.3%

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended December 31,		Nine Months Ended December 31,		Fiscal 2022 Guidance
	2021	2020	2021	2020
Cash used in operating activities	$15,545	$43,852	$(169,981)	$(195,871)	~ $(125,000)
Less:
Capital expenditures	(8,336)	(6,184)	(15,817)	(18,988)	~ $(25,000)
Free cash use	$7,209	$37,668	$(185,798)	$(214,859)	~ $(150,000)